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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A, No. 33-75926) of RBC Funds, Inc.





                                                       /s/ERNST & YOUNG LLP


Columbus, Ohio
August 29, 2002